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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Province Healthcare Company (formerly known as Brim, Inc. until
  January 16, 1997 and as Principal Hospital
  Company from January 16, 1997 until November 1997)

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Portland, Oregon
November 10, 1997